Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers, Richard J. Penn, Chief Executive Officer of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), and David P. Radloff, Chief Financial Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	the Annual Report on Form 10-K of the Company for the annual period ended September 27, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 11, 2015	/s/ Richard J. Penn
Richard J. Penn
Chief Executive Officer

Date: December 11, 2015	/s/ David P. Radloff
David P. Radloff
Chief Financial Officer